Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS SECOND QUARTER FISCAL 2023 RESULTS

Board declares $1.30 quarterly dividend per share

LEBANON, Tenn. – February 28, 2023 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the second quarter of fiscal 2023 ended January 27, 2023.

Second Quarter Fiscal 2023 Highlights

•	The Company reported second quarter total revenue of $933.9 million. Compared to the prior year second quarter, total revenue increased 8.3%.

o	Comparable store restaurant sales increased 8.4%, while comparable store retail sales increased 4.1%.

•	GAAP operating income for the second quarter was $39.0 million, or 4.2% of total revenue, and adjusted[1] operating income was $42.2 million, or 4.5% of total revenue.

•	GAAP net income was $30.5 million, or 3.3% of total revenue. EBITDA[1] was $67.7 million, or 7.3% of total revenue.

•	GAAP earnings per diluted share were $1.37, and adjusted[1] earnings per diluted share were $1.48.

•	The Company announced that its Board of Directors declared a regular quarterly dividend of $1.30 per share.

Commenting on the second quarter results, Cracker Barrel President and Chief Executive Officer, Sandra B. Cochran said, “I am pleased with our second quarter results, as we delivered sales and operating income margin that exceeded expectations. I was especially pleased with our off-premise and retail performance. We saw strong demand for our holiday Heat n’ Serve offerings, we meaningfully grew our catering business, and guests responded well to our retail assortments. We are making great progress on key initiatives, and I believe we are well-positioned to deliver further performance improvements in the back half of the fiscal year.”

Second Quarter Fiscal 2023 Results

Revenue

The Company reported total revenue of $933.9 million for the second quarter of fiscal 2023, representing an increase of 8.3% compared to the second quarter of fiscal 2022. Cracker Barrel comparable store restaurant sales increased 8.4%, including total menu pricing of approximately 9.0%. Comparable store retail sales increased 4.1% from the prior year quarter.

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Cracker Barrel Reports Second Quarter Fiscal 2023 Results

February 28, 2023

Operating Income

GAAP operating income for the second quarter was $39.0 million, or 4.2% of total revenue, compared to $46.7 million, or 5.4% of total revenue, in the prior year quarter. Excluding the approximately $3.2 million in non-cash amortization related to the gains on the previously disclosed sale and leaseback transactions, adjusted1 operating income for the second quarter was $42.2 million, or 4.5% of total revenue, compared to $49.8 million, or 5.8%, of total revenue in the prior year quarter.

The decline in the Company’s operating income and adjusted operating income as a percent of total revenue versus the prior year is primarily the result of commodity inflation in excess of pricing and higher retail cost of goods sold.

Net Income, EBITDA, and Earnings per Diluted Share

GAAP net income for the second quarter was $30.5 million, or 3.3% of total revenue. This represented a 19.0% decrease compared to prior year quarter GAAP net income of $37.6 million, or 4.4% of total revenue. EBITDA1 was $67.7 million, or 7.3% of total revenue, a 10.2% decrease compared to the prior year quarter EBITDA1 of $75.4 million, or 8.7% of total revenue.

GAAP earnings per diluted share for the second quarter were $1.37, a 14.4% decrease compared to the prior year quarter GAAP earnings per diluted share of $1.60. Adjusted1 earnings per diluted share were $1.48, a 13.5% decrease compared to the prior year quarter adjusted1 earnings per diluted share of $1.71.

Quarterly Dividend Declaration

The Company announced that its Board of Directors declared a quarterly dividend of $1.30 per share on the Company’s common stock. The quarterly dividend is payable on May 9, 2023 to shareholders of record as of April 14, 2023.

Fiscal 2023 Outlook

The Company provided the following update to its fiscal 2023 outlook:

•	Total revenue growth of 7.0% to 9.0% compared to the prior fiscal year;

•	3 to 4 new Cracker Barrel units and approximately 15 new Maple Street Biscuit Company units;

•	Commodity inflation of 8.5% to 9.0%, which assumes Q3 commodity inflation in the mid-single digits and Q4 commodity inflation in the low-single digits, reflecting the continued inflationary pressures in categories such as produce, eggs, dairy, and grains;

•	Wage inflation of approximately 6.5%;

•	Cost savings and business model improvements that are expected to contribute approximately $25 million to fiscal 2023 profitability;

•	GAAP operating income margin rate in the low 4% range and adjusted operating income margin rate in the high 4% range;

o	Q3 GAAP operating income margin rate of 3.9% to 4.3% and adjusted operating income margin rate of 4.3% to 4.7%;

o	Q4 GAAP operating income margin rate of 6.1% to 6.6% and adjusted operating income margin rate of 6.5% to 7.0%;

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Cracker Barrel Reports Second Quarter Fiscal 2023 Results

February 28, 2023

•	Capital expenditures of approximately $110 million to $120 million;

•	An effective tax rate of 10.0% to 12.0%.

The Company reminds readers that the uncertainties created by current macroeconomic conditions may cause actual results to differ materially from those expected and that its outlook for fiscal 2023 reflects a number of assumptions, many of which are outside the Company’s control.

1 For Non-GAAP reconciliations, please refer to the Reconciliation of GAAP-basis operating results to non-GAAP operating results section of this release.

Fiscal 2023 Second Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The online replay will be available at 2:00 p.m. (ET) and continue through March 14, 2023.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) provides a caring and friendly home-away-from-home experience while offering guests high-quality homestyle food to enjoy in-store or to-go and unique shopping — all at a fair price. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate more than 660 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Maple Street Biscuit Company. For more information about the Company, visit crackerbarrel.com.

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Cracker Barrel Reports Second Quarter Fiscal 2023 Results

February 28, 2023

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q2 FY 2023 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of COVID-19 on our business, financial condition and results of operations and of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: risks and uncertainties associated with inflationary conditions with respect to the cost for food, ingredients, retail merchandise, transportation, distribution, labor and utilities and their effects on the availability of key inputs to our business as well as consumer spending, travel and demand generally; the COVID-19 pandemic, including the duration of the COVID-19 pandemic and its ultimate impact on our business, levels of consumer confidence in the safety of dine-in restaurants, restrictions (including occupancy restrictions) imposed by governmental authorities, the effectiveness of cost saving measures undertaken throughout our operations, disruptions to our operations as a result of the spread of COVID-19 in our workforce, and our level of indebtedness, or constraints on our expenditures, ability to service our debt obligations or make cash distributions to our shareholders or cash management generally; general or regional economic weakness, business and societal conditions, and weather on sales and customer travel; discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers' compensation, group health and utility price changes; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of our food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness, including under our credit facility and our convertible senior notes, and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of dilution of our existing stockholders’ ownership interest that may ensue from any conversions of our convertible senior notes or the related warrants issued in connection with our convertible note hedging transactions; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity or our ability to manage the impact of social media associated with these activities; economic or psychological effects of natural disasters or unforeseen events such as terrorist acts, social unrest or war and the military or government responses to such events; disruptions to our restaurant or retail supply chain, including as a result of COVID-19; changes in foreign exchange rates affecting our future retail inventory purchases; the impact of activist shareholders; our reliance on limited distribution facilities and certain significant vendors; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Second Quarter Fiscal 2023 Results

February 28, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Second Quarter Ended			Six Months Ended
	1/27/2023	1/28/2022	Percentage Change	1/27/2023	1/28/2022	Percentage Change
Total revenue	$933,868	$862,260	8%	$1,773,387	$1,647,190	8%
Cost of goods sold (exclusive of depreciation & rent)	326,555	283,641	15	608,095	526,412	16
Labor and other related expenses	313,967	296,326	6	605,675	570,983	6
Other store operating expenses	208,857	192,166	9	405,561	375,845	8
General and administrative expenses	45,518	43,463	5	91,466	84,373	8
Operating income	38,971	46,664	(16)	62,590	89,577	(30)
Interest expense	4,408	2,200	100	7,940	4,829	64
Income before income taxes	34,563	44,464	(22)	54,650	84,748	(36)
Provision for income taxes	4,072	6,840	(40)	7,030	13,748	(49)
Net income	$30,491	$37,624	(19)	$47,620	$71,000	(33)

Earnings per share – Basic:	$1.38	$1.61	(14)	$2.15	$3.03	(29)
Earnings per share – Diluted:	$1.37	$1.60	(14)	$2.14	$3.02	(29)

Weighted average shares:
Basic	22,173,280	23,393,398	(5)	22,183,527	23,450,379	(5)
Diluted	22,251,835	23,462,571	(5)	22,272,244	23,528,227	(5)

Ratio Analysis
Total revenue:
Restaurant	76.9%	76.1%		77.8%	77.2%
Retail	23.1	23.9		22.2	22.8
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation & rent)	35.0	32.9		34.3	32.0
Labor and other related expenses	33.6	34.4		34.1	34.7
Other store operating expenses	22.4	22.3		22.9	22.8
General and administrative expenses	4.8	5.0		5.2	5.1
Operating income	4.2	5.4		3.5	5.4
Interest expense	0.5	0.2		0.4	0.3
Income before income taxes	3.7	5.2		3.1	5.1
Provision for income taxes	0.4	0.8		0.4	0.8
Net income	3.3%	4.4%		2.7%	4.3%

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Cracker Barrel Reports Second Quarter Fiscal 2023 Results

February 28, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	1/27/23	1/28/22
Assets
Cash and cash equivalents	$49,404	$79,709
Accounts receivable	36,513	32,112
Inventories	187,251	153,883
Prepaid expenses and other current assets	35,515	40,932
Property and equipment, net	965,565	956,682
Operating lease right-of-use assets, net	910,182	956,941
Intangible assets	21,173	21,248
Other assets	46,414	56,238
Goodwill	4,690	4,690
Total assets	$2,256,707	$2,302,435

Liabilities and Shareholders’ Equity
Accounts payable	$135,473	$123,939
Other current liabilities	335,318	354,946
Long-term debt	454,111	327,358
Long-term operating lease liabilities	712,056	738,715
Other long-term obligations	53,293	67,356
Deferred income taxes	79,963	86,017
Shareholders’ equity, net	486,493	604,104
Total liabilities and shareholders’ equity	$2,256,707	$2,302,435

Common shares issued and outstanding	22,150,800	23,248,532

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Cracker Barrel Reports Second Quarter Fiscal 2023 Results

February 28, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Six Months Ended
	1/27/23	1/28/22
Cash flows from operating activities:
Net income	$47,620	$71,000
Depreciation and amortization	50,361	51,362
Amortization of debt issuance costs	862	911
Loss on disposition of property and equipment	2,225	2,737
Share-based compensation	5,111	4,512
Noncash lease expense	29,845	28,908
Amortization of asset recognized from gain on sale and leaseback transaction	6,368	6,368
(Increase) decrease in inventories	25,998	(15,563)
Decrease in accounts payable	(34,398)	(11,237)
Net changes in other assets and liabilities	(33,170)	(31,205)
Net cash provided by operating activities	100,822	107,793
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(48,369)	(29,763)
Proceeds from sale of property and equipment	226	33
Acquisition of business, net of cash acquired	0	(1,500)
Net cash used in investing activities	(48,143)	(31,230)
Cash flows from financing activities:
Net (payments) proceeds under long-term debt	29,951	(50,049)
Taxes withheld from issuance of share-based compensation awards	(2,400)	(2,546)
Purchases and retirement of common stock	(17,449)	(34,230)
Dividends on common stock	(58,482)	(54,622)
Net cash used in financing activities	(48,380)	(141,447)

Net increase (decrease) in cash and cash equivalents	4,299	(64,884)
Cash and cash equivalents, beginning of period	45,105	144,593
Cash and cash equivalents, end of period	$49,404	$79,709

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Cracker Barrel Reports Second Quarter Fiscal 2023 Results

February 28, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Second Quarter Ended
	1/27/23	1/28/22
Net Change in Company-Owned Units During Quarter:
Cracker Barrel	1	0
Maple Street Biscuit Company	2	1

Company-Owned Units in Operation at End of Quarter:
Cracker Barrel	665	664
Maple Street Biscuit Company	56	38

	Second Quarter Ended		Six Months Ended
	1/27/23	1/28/22	1/27/23	1/28/22
Total revenue*: (In thousands)
Restaurant	$702,707	$644,542	$1,349,952	$1,248,820
Retail	215,739	206,038	392,880	$375,424
Total revenue	$918,446	$850,580	$1,742,832	$1,624,244

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$206,415	$176,940	$394,920	$334,727
Retail	116,398	103,879	205,324	186,255
Total cost of goods sold	$322,813	$280,819	$600,244	$520,982

Average unit volume*: (In thousands)
Restaurant	$1,057.3	$970.7	$2,032.2	$1,880.8
Retail	324.6	310.3	591.5	565.4
Total	$1,381.9	$1,281.0	$2,623.7	$2,446.2

Operating weeks*:	8,640	8,632	17,271	17,264

Note*: This information is for Cracker Barrel stores only and excludes Maple Street Biscuit Company

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Cracker Barrel Reports Second Quarter Fiscal 2023 Results

February 28, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Operating Income and Earnings Per Share

In the accompanying press release, the Company makes reference to its second quarter fiscal 2022 and fiscal 2023 adjusted operating income and earnings per share. In regard to fiscal 2022, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and the related tax impact. In regard to fiscal 2023, this reconciliation excludes non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and the related tax impact and expenses related to proxy contest and settlement expenses in connection with the Company’s 2022 annual meeting of shareholders. The Company believes excluding these items from its financial results provides investors with an enhanced understanding of the Company's financial results and enhances comparability across periods. This information is not intended to be considered in isolation or as a substitute for operating income or earnings per share information prepared in accordance with GAAP.

	Second Quarter Ended January 27, 2023			Six Months Ended January 27, 2023
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1)			(1) (2)
Total revenue	$933,868	$0	$933,868	$1,773,387	$0	$1,773,387
Store operating expense	849,379	(3,184)	846,195	1,619,331	(6,368)	1,612,963
General and administrative expense	45,518	0	45,518	91,466	(3,198)	88,268
Operating income	38,971	3,184	42,155	62,590	9,566	72,156
Interest expense	4,408	0	4,408	7,940	0	7,940
Income before income taxes	34,563	3,184	37,747	54,650	9,566	64,216
Provision for income taxes	4,072	748	4,820	7,030	2,248	9,278
Net income	$30,491	$2,436	$32,927	$47,620	$7,318	$54,938
Earnings per share – basic	$1.38	$0.10	$1.48	$2.15	$0.33	$2.48
Earnings per share – diluted	$1.37	$0.11	$1.48	$2.14	$0.33	$2.47

(1) Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions and related tax impacts

(2) Adjusted for expenses related to proxy contest and settlement expenses and related tax impacts

	Second Quarter Ended January 28, 2022			Six Months Ended January 28, 2022
	As Reported	Adjustment	As Adjusted	As Reported	Adjustments	As Adjusted
		(1)			(1)
Total revenue	$862,260	$0	$862,260	$1,647,190	$0	$1,647,190
Store operating expense	772,133	(3,184)	768,949	1,473,240	(6,368)	1,466,872
General and administrative expense	43,463	0	43,463	84,373	0	84,373
Operating income	46,664	3,184	49,848	89,577	6,368	95,945
Interest expense	2,200	0	2,200	4,829	0	4,829
Income before income taxes	44,464	3,184	47,648	84,748	6,368	91,116
Provision for income taxes	6,840	748	7,588	13,748	1,496	15,244
Net income	$37,624	$2,436	$40,060	$71,000	$4,872	$75,872
Earnings per share – basic	$1.61	$0.10	$1.71	$3.03	$0.21	$3.24
Earnings per share – diluted	$1.60	$0.11	$1.71	$3.02	$0.20	$3.22

(1) Adjusted for the non-cash amortization of the asset recognized from the gain on sale and leaseback transactions and related tax impacts

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Cracker Barrel Reports Second Quarter Fiscal 2023 Results

February 28, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating results (Unaudited and in Thousands)

EBITDA

In the accompanying press release, the Company makes reference to its second quarter fiscal 2022 and fiscal 2023 EBITDA. The Company defines EBITDA as net income excluding depreciation and amortization, non-cash amortization of the asset recognized from the gains on sale and leaseback transactions, interest expense and tax expense. The Company believes that presentation of EBITDA provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of its operating performance. This information is not intended to be considered in isolation or as a substitute for net income prepared in accordance with GAAP.

	Second Quarter Ended January 27, 2023	Six Months Ended January 27, 2023
Net Income	$30,491	$47,620
(+) Depreciation & Amortization	25,570	50,361
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	6,368
(+) Interest Expense	4,408	7,940
(+) Tax Expense	4,072	7,030
EBITDA	$67,725	$119,319
Adjustments
(+) Proxy contest-related expenses	0	3,198
Adjusted EBITDA	$67,725	$122,517

	Second Quarter Ended January 28, 2022	Six Months Ended January 28, 2022
Net Income	$37,624	$71,000
(+) Depreciation & Amortization	25,574	51,362
(+) Amortization of asset recognized from gain on sale and leaseback transactions	3,184	6,368
(+) Interest Expense	2,200	4,829
(+) Tax Expense	6,840	13,748
EBITDA	$75,422	$147,307

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Cracker Barrel Reports Second Quarter Fiscal 2023 Results

February 28, 2023

Reconciliation of GAAP-basis Operating Income Margin outlook to non-GAAP Operating Income Margin outlook

In the accompanying press release, the Company provides its current outlook for adjusted operating income margin, a non-GAAP financial measure, for the third quarter, fourth quarter, and full year fiscal 2023. The Company’s adjusted operating income margin outlook excludes the expected non-cash amortization of the asset recognized from the gains on the sale and leaseback transactions and expenses related to proxy contest and settlement expenses in connection with the Company’s 2022 annual meeting of shareholders. The Company believes presenting its current outlook for adjusted operating income margin that excludes these items provides investors with an enhanced understanding of the Company's expected margin performance and enhances comparability with the Company’s historical results. This information is not intended to be considered in isolation or as a substitute for operating income margin outlook reported in accordance with GAAP.

Reconciliation of Third Quarter Fiscal 2023 Reported to Adjusted Operating Income Margin Outlook	% of Total Revenue
Reported operating income margin outlook	3.9%	4.3%
$3.2 non-cash amortization of the asset recognized from the gain on sale and leaseback transactions	0.4%	0.4%
Adjusted Operating Income Margin Outlook	4.3%	4.7%

Reconciliation of Fourth Quarter Fiscal 2023 Reported to Adjusted Operating Income Margin Outlook	% of Total Revenue
Reported operating income margin outlook	6.1%	6.6%
$3.2 non-cash amortization of the asset recognized from the gain on sale and leaseback transactions	0.4%	0.4%
Adjusted Operating Income Margin Outlook	6.5%	7.0%

Reconciliation of Full Year Fiscal 2023 Reported to Adjusted Operating Income Margin Outlook	% of Total Revenue
Reported operating income margin outlook	4.2%	4.4%
$12.7M non-cash amortization of the asset recognized from the gain on sale and leaseback transactions	0.4%	0.4%
$3.2M in expenses related to proxy contest & settlement	0.1%	0.1%
Adjusted Operating Income Margin Outlook	4.7%	4.9%

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